Exhibit 10.9

DANAHER CORPORATION

1998 STOCK OPTION PLAN

Effective as of May 5, 1998

Amended as of May 1, 2001

Amended as of July 23, 2003

Amended and Restated May 4, 2004

Amended as of May 4, 2005

Amended and Restated Effective as of January 1, 2009

PURPOSE	Danaher Corporation, a Delaware corporation (“Danaher” or the “Company”), wishes to recruit, reward, and retain key employees and outside directors. To further these objectives, the Company hereby sets forth the Danaher Corporation 1998 Stock Option Plan (the “Plan”), effective as of May 5, 1998, amended May 1, 2001, amended as of July 23, 2003, and amended and restated May 4, 2004, to provide options (“Options”) to employees to purchase shares of the Company’s common stock (the “Common Stock”). The Company may also make direct grants of Common Stock (“Restricted Stock Grants”) to participants as a bonus or other incentive or grant such stock in lieu of Company obligations to pay cash under other plans or compensatory arrangements, including any deferred compensation plans, and may also grant stock appreciation rights (“SARs”), restricted stock units (“RSUs”), and other stock-based awards (“Other Stock-Based Awards”). Grants of the various equity-related instruments are “Awards.” The Plan constitutes an amendment to, and substitution for, the Danaher Corporation 1987 Stock Option Plan (the “1987 Plan”).

PARTICIPANTS	All Employees and non-Employee directors (“Eligible Directors”) of Danaher and Eligible Subsidiaries are eligible for Awards under this Plan. Eligible employees and directors become “optionees” or “recipients” when the Administrator grants them, respectively, an Option or one of the other Awards under this Plan. Optionees and recipients are referred to collectively as “participants.” The term “participant” also includes, where appropriate, a person authorized to exercise an Option or hold or receive another Award in place of the intended original recipient.

“Employee” means any person employed as a common law employee of the Company or an Eligible Subsidiary.

ADMINISTRATOR	The Administrator will be the Compensation Committee of the Board of Directors of Danaher (the “Compensation Committee”), unless the Board specifies another committee. The Board may also act under the Plan as though it were the Compensation Committee.

The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the Board as the Administrator may find necessary or appropriate to carry out its functions. The Administrator may delegate its functions (other than those described in the GRANTING OF AWARDS section) to officers or employees.

The Administrator’s powers will include, but not be limited to, the power to amend, waive, or extend any provision or limitation of any Award. The Administrator may act through meetings of a majority of its members or by unanimous consent.

GRANTING OF AWARDS	Subject to the terms of the Plan, the Administrator will, in its sole discretion, determine the recipients of Awards,

the terms of such Awards,

the schedule for exercisability and nonforfeitability (including any requirements that the participant or the Company satisfy performance criteria or Performance Objectives),

the time and conditions for expiration of the Awards, and

the form of payment due upon exercise or grant.

The Administrator’s determinations under the Plan need not be uniform and need not consider whether possible participants are similarly situated.

Options granted to employees are not intended to qualify as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), or the corresponding provision of any subsequently enacted tax statute. The Administrator may not reduce the Exercise Price of any outstanding Option, other than as provided under Adjustments upon Changes in Capital Stock. Subject to the foregoing, the Administrator may set whatever conditions it considers appropriate for the Awards.

Substitutions	The Administrator may also grant Awards in substitution for options or other equity interests held by individuals who become Employees of the Company or of an Eligible Subsidiary as a result of the Company’s acquiring or merging with the individual’s employer. If necessary to conform the Awards to the interests for which they are substitutes, the Administrator may grant substitute Awards under terms and conditions that vary from those the Plan otherwise requires.

DATE OF GRANT	The “Date of Grant” will be the date as of which the Administrator grants an Award to a person, as specified in the Administrator’s minutes.

EXERCISE PRICE	The “Exercise Price” is the value of the consideration that a participant must provide in exchange for one share of Common Stock. The Administrator will determine the Exercise Price under each Option and may set the Exercise Price without regard to the Exercise Price of any other Options granted at the same or any other time. The Company may use the consideration it receives from the optionee for general corporate purposes.

The Exercise Price per share for the Options may not be less than 100% of the Fair Market Value of a share on the Date of Grant.

The Administrator may satisfy any state law requirements regarding adequate consideration for Restricted Stock Grants by (i) issuing Common Stock held as treasury stock or repurchased on the open market or (ii) charging the recipients at least the par value for the shares covered by the Restricted Stock Grant.

Fair Market Value	“Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

if the Common Stock is traded on a national securities exchange, the closing sale price on that date;

if the Common Stock is not traded on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”) for such date;

if no such closing sale price information is available, the average of the closing bid and asked prices as reported by Nasdaq for such date; or

if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date.

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.

EXERCISABILITY	The Administrator will determine the times and conditions for exercise or retention of each Award but may not extend the period for exercise of an Option or SAR beyond the tenth anniversary of its Date of Grant.

Awards will become exercisable or nonforfeitable at such times and in such manner as the Administrator determines and the Award Certificate indicates; provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the participant may exercise any portion of an Option or at which restrictions or other conditions on other Awards will lapse.

If the Administrator does not specify otherwise, Options for Employees will become exercisable and restrictions on other Awards will lapse as to one-fifth of the covered shares on each of the first five anniversaries of the Date of Grant, and Options for Eligible Directors will become exercisable in full as of the Date of Grant. Subject to the section below entitled “Award Expiration,” unless the Administrator provides otherwise, the passage of time after a participant’s Retirement will continue to count for purposes of determining the extent to which an Award is exercisable or nonforfeitable.

No portion of an Award that is unexercisable or forfeitable at a participant’s termination of employment for any reason other than Retirement (as defined below) will thereafter become exercisable or nonforfeitable, unless the Award Certificate provides otherwise, either initially or by amendment. All unexpired Awards become fully exercisable or nonforfeitable, as applicable, at age 65 irrespective of whether the person then retires, except Awards the Compensation Committee designates are covered by Performance Objectives for purposes of Code Section 162(m).

Any RSU Award shall be paid in a lump sum in shares within 30 days of the later of the date on which the Administrator (or the Compensation Committee, as the case may be) determines that (i) the participant has satisfied the Award’s time-based vesting requirements, and (ii) if applicable, the Performance Criteria for such RSU Award has been satisfied.

METHOD OF EXERCISE	To exercise any exercisable portion of an Award, the participant must:

Deliver a written notice of exercise to the Secretary of the Company (or to whomever the Administrator designates), in a form complying with any rules the Administrator may issue, signed by the participant, and specifying the number of shares of Common Stock underlying the portion of the Award the participant is exercising;

Pay the full Exercise Price (if any) by cashier’s or certified check for the shares of Common Stock with respect to which the Award is being exercised, unless the Administrator consents to another form of payment (which could include the use of Common Stock); and

Deliver to the Secretary of the Company (or to whomever the Administrator designates) such representations and documents as the Administrator, in its sole discretion, may consider necessary or advisable.

Payment in full of the Exercise Price need not accompany the written notice of exercise provided the notice directs that the stock certificates for the shares issued upon the exercise be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the option and at the time the stock certificates are delivered to the broker, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price.

If the Administrator agrees to payment through the tender to the Company of shares of Common Stock, the individual must have held the stock being tendered for at least six months at the time of surrender. Shares of stock offered as payment will be valued, for purposes of determining the extent to which the optionee has paid the Exercise Price, at their Fair Market Value on the date of exercise. The Administrator may also, in its discretion, accept attestation of ownership of Common Stock and issue a net number of shares upon Option exercise.

AWARD EXPIRATION	No one may exercise an Option or exercisable Award more than ten years after its Date of Grant. Unless the Award Certificate provides otherwise, either initially or by amendment, no one may exercise an exercisable Award (and any otherwise nonforfeitable portions of the exercisable Awards will then expire) after the first to occur of:

Employment Termination

The 30th day after the date of termination of employment (other than for death, Disability, or Retirement), where termination of employment means the time when the employer-employee or other service-providing relationship between the employee and the Company ends for any reason, including retirement. Unless the Award Certificate provides otherwise, termination of employment does not include instances in which the Company immediately rehires a common law employee as an independent contractor. The Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of employment;

Retirement

For either Early or Normal Retirement (both as defined below and both collectively referred to as “Retirement”), the fifth anniversary of Retirement. Solely for purposes of this Plan, “Normal Retirement” occurs on the date an employee voluntarily ceases to be an Employee at or after reaching age 65, and “Early Retirement” occurs on the date an employee voluntarily ceases to be an Employee if both (i) the employment termination occurs before the Employee reaches age 65 and (ii) the Administrator determines that the cessation constituted “retirement” for purposes of this Plan. In deciding whether a termination of employment is an Early Retirement, the Administrator need not consider the definition under any other Company Plan;

Gross Misconduct

For the Company’s termination of the participant’s employment as a result of the participant’s Gross Misconduct, the time of such termination. For purposes of this Plan, “Gross Misconduct” means the participant has

(i) committed fraud, misappropriation, embezzlement, willful misconduct or gross negligence with respect to the Company or any Subsidiary thereof, or any other action in willful disregard of the interests of the Company or any Subsidiary thereof;

(ii) been convicted of, or pled guilty or no contest to, (1) a felony, (2) any misdemeanor (other than a traffic violation) with respect to his/her employment, or (3) any other crime or activity that would impair his/her ability to perform his/her duties or impair the business reputation of the Company or any Subsidiary thereof;

(iii) refused or willfully failed to adequately perform any duties assigned to him/her; or

(iv) refused or willfully failed to comply with standards, policies or procedures of the Company or any Subsidiary thereof, including without limitation the Company’s Standard of Conduct as amended from time to time.

Disability

For disability, the earlier of (i) the first anniversary of the participant’s termination of employment for disability and (ii) 60 days after the participant no longer has a disability, where “disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months; or

Death	The date 12 months after the participant’s death.

If exercise is permitted after termination of employment, the Award will nevertheless expire as of the date that the former employee violates any covenant not to compete or any other post—employment covenant (including without limitation any nonsolicitation, nonpiracy of employees, nondisclosure, nondisparagement, works-made-for-hire or similar covenants) in effect between the Company and any Subsidiary thereof, on the one hand, and the former employee on the other hand.

Nothing in this Plan extends the term of an Award beyond the tenth anniversary of its Date of Grant, nor does anything in this AWARD EXPIRATION section make an Award exercisable or nonforfeitable that has not otherwise become exercisable or nonforfeitable.

AWARD CERTIFICATES	Award Certificates will set forth the terms of each Award and will include such terms and conditions, consistent with the Plan, as the Administrator may determine are necessary or advisable. To the extent the certificate is inconsistent with the Plan, the Plan will govern. The Award Certificates may contain special rules. The Administrator may, in its discretion, require Award agreements rather than certificates.

STOCK APPRECIATION RIGHTS	A SAR represents the right to receive a payment, in cash, shares of Common Stock or both (as determined by the Administrator), equal to the excess of the Fair Market Value on the date the SAR is exercised over the SAR’s Exercise Price, if any. The Administrator will establish in its sole discretion the exercise price of a SAR and all other applicable terms and conditions, which will be set forth in the applicable Award Certificate or Award agreement.

OTHER STOCK-BASED AWARDS	The Administrator may grant RSUs and Other Stock-Based Awards that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock. The purchase, exercise, exchange or conversion of RSUs and Other Stock-Based Awards and all other terms and conditions applicable to the Awards will be determined by the Administrator in its sole discretion and will be set forth in the applicable Award Certificate or Award agreement.

STOCK SUBJECT TO PLAN	Except as adjusted below under CORPORATE CHANGES, the aggregate number of shares of Common Stock that may be issued under the Awards may not exceed 60 million shares and the maximum number of shares that may be subject to any and all Awards, in the aggregate, for a single individual may not exceed 10 million shares. No Award that the Committee determines is subject to Performance Objectives for purposes of Code Section 162(m) may pay or cover in excess of 10 million shares of Common Stock or the cash value equivalent to that number of shares. The Common Stock may come from treasury shares, authorized but unissued shares, or previously issued shares that the Company reacquires, including shares it purchases on the open market. If any Award expires, is canceled, or terminates for any other reason, the shares of Common Stock available under that Award will again be available for the granting of new Awards.

No adjustment will be made for a dividend or other right for which the record date precedes the date of exercise.

The participant will have no rights of a stockholder with respect to the shares of stock subject to an Award except to the extent that the Company has issued certificates for, or otherwise confirmed ownership of, such shares upon the exercise or, as applicable, the grant or nonforfeitability of an Award.

The Company will not issue fractional shares pursuant to the exercise of an Award. Any fractional share will be rounded up and issued to the participant in a whole share.

PERSON WHO MAY EXERCISE	During the participant’s lifetime and except as provided under TRANSFERS, ASSIGNMENTS, AND PLEDGES, only the participant or his/her duly appointed guardian or personal representative may exercise or hold an Award (other than nonforfeitable shares of Common Stock). After his/her death, his/her personal representative or any other person authorized under a will or under the laws of descent and distribution may exercise any then exercisable portion of an Award or hold any then nonforfeitable portion of any Award. If someone other than the original recipient seeks to exercise or hold any portion of an Award, the Administrator may request such proof as it may consider necessary or appropriate of the person’s right to exercise or hold the Award.

PERFORMANCE RULES	Subject to the terms of the Plan, the Committee will have the authority to establish and administer Performance Objectives with respect to such Awards as it considers appropriate, which Performance Objectives must be satisfied, as the Committee specifies, before the participant receives or retains an Award or before the Award becomes nonforfeitable or exercisable.

Performance Objectives will be based exclusively on one or more of the following financial measures determined based on the Company and its Subsidiaries on a group-wide basis or on the basis of parent, Subsidiary, division, business platform, or operating unit results:

earnings per share (on a fully diluted or other basis)

pretax or after tax net income,

operating income,

gross revenue,

profit margin,

stock price targets or stock price maintenance,

free cash flow,

cash flow,

return on equity,

return on capital,

earnings before interest, taxes, depreciation, and amortization (EBITDA),

strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures, or any combination of these measures (in each case before or after such objective income and expense allocations or adjustments as the Committee may specify within the Applicable Period).

The Committee shall determine whether such Performance Objectives are attained, and such determination will be final and conclusive.

Each Performance Objective may be expressed in absolute and/or relative terms, may be based on or use comparisons with current internal targets, the past performance of the Company (including the performance of one or more Subsidiaries, divisions, business platforms, and/or operating units) and/or the past or current performance of other companies. In the case of earnings-based measures, Performance Objectives may use comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity and/or shares outstanding, or to assets or net assets.

The provisions governing the grants of Options and SARs and the establishment of Performance Objectives for other Awards are intended to conform with all provisions of Code Section 162(m) and Treas. Reg. § 1.162-27 to the extent necessary to allow the Company a Federal income tax deduction for Awards as “qualified performance based compensation,” provided that Committee retains the discretion whether to make Awards that do not so qualify. The Committee also retains the discretion to specify that it can adjust an Award payout downwards (to the extent permitted by the foregoing tax rules) under such factors as it considers appropriate.

The measures used in setting Performance Objectives under the Plan for any given performance period will, to the extent applicable, be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s audited financial statements, without regard to (i) extraordinary or nonrecurring items in accordance with GAAP, (ii) changes in accounting, or (iii) the effect of discontinued operations, unless, in each of clauses (i)-(iii), the Committee decides otherwise within the Applicable Period.

The “Applicable Period” with respect to any performance period for an Award means a period beginning on or before the first day of the performance period and ending no later than the earlier of (i) the 90th day of the performance period or (ii) the date on which 25% of the performance period has been completed.

ADJUSTMENTS UPON CHANGES IN CAPITAL STOCK	Subject to any required action by the Company (which it shall promptly take) or its stockholders, and subject to the provisions of applicable corporate law, if, after the Date of Grant of an Award, the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company’s receiving consideration,

the Administrator will make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying each Award, so that the proportionate interest of the participant immediately following such event will, to the extent practicable, be the same as immediately before such event. Unless the Administrator determines another method would be appropriate, any such adjustment to an Option will not change the total price with respect to shares of Common Stock underlying the unexercised portion of an Option or SAR but will include a corresponding proportionate adjustment in the Option’s or SAR’s Exercise Price.

The Administrator will make a commensurate change to the maximum number and kind of shares provided in the STOCK SUBJECT TO PLAN section.

In the event of a declaration of an extraordinary dividend on the Common Stock payable in a form other than Common Stock in an amount that has a material effect on the price of the Common Stock, the Administrator shall make such adjustments as it, in its sole discretion, deems appropriate in the outstanding Awards and the maximum number of shares provided in the Stock Subject to Plan section.

Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any Award or the Exercise Price except as this ADJUSTMENTS section specifically provides. The grant of an Award under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

Substantial Corporate Change	Upon a Substantial Corporate Change, the Plan and any forfeitable portions of the Awards will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of outstanding Awards, or the substitution for such Awards of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Awards will continue in the manner and under the terms so provided.

Unless the Board determines otherwise, if an Award would otherwise terminate pursuant to the preceding sentence, the Administrator will either provide optionees or holders of SARs will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of an Option or SAR, whether or not they had previously become exercisable, or for any Awards, cause the Company, or agree to allow the successor, to cancel each Award after payment to the participant of an amount in cash, cash equivalents, or successor equity interests substantially equal to the Fair Market Value under the transaction (minus, for Options and SARs, the Exercise Price for the shares covered by the Option or SAR (and for any Awards, where the Board or the Administrator determines it is appropriate, any required tax withholdings)).

A Substantial Corporate Change means the

dissolution or liquidation of the Company,

merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation,

the sale of substantially all of the assets of the Company to another corporation,

or any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act) owning 100% of the combined voting power of all classes of stock of the Company.

SUBSIDIARY EMPLOYEES	Employees of Company Subsidiaries will be entitled to participate in the Plan, except as otherwise designated by the Board of Directors or the Administrator.

“Eligible Subsidiary” means each of the Company’s Subsidiaries, except as the Board otherwise specifies. “Subsidiary” means any corporation, limited liability company, partnership or other entity (“corporation”) (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an Award is granted to a Participant under the Plan, each of the corporations (other than the last corporation in the unbroken chain) owns stock or other equity possessing 20% or more of the total combined voting power of all classes of stock or equity in one of the other corporations in such chain.

LEGAL COMPLIANCE	The Company will not issue any shares of Common Stock under an Award until all applicable requirements imposed by Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges, have been fully met. To that end, the Company may require the participant to take any reasonable action to comply with such requirements before issuing such shares. No provision in the Plan or action taken under it authorizes any action that is otherwise prohibited by Federal or state laws, rules, or regulations, or by any applicable regulatory agencies or stock exchanges.

The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 (“Securities Act”) and the Securities Exchange Act of 1934 (“Exchange Act”) and all regulations and rules the Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan, and Awards may be granted and exercised, only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and any Awards will be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

PURCHASE FOR INVESTMENT AND OTHER RESTRICTIONS	Unless a registration statement under the Securities Act covers the shares of Common Stock a participant receives under an Award, the Administrator may require, at the time of such grant and/or exercise and/or lapse of restrictions, that the participant agree in writing to acquire such shares for investment and not for public resale or distribution, unless and until the shares subject to the Award are registered under the Securities Act. Unless the shares are registered under the Securities Act, the participant must acknowledge:

that the shares received under the Award are not so registered,

that the participant may not sell or otherwise transfer the shares unless the shares have been registered under the Securities Act in connection with the sale or transfer thereof, or counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such shares is exempt from registration under the Securities Act, and such sale or transfer complies with all other applicable laws, rules, and regulations, including all applicable Federal and state securities laws, rules, and regulations.

Additionally, the Common Stock, when issued under an Award, will be subject to any other transfer restrictions, rights of first refusal, and rights of repurchase set forth in or incorporated by reference into other applicable documents, including the Company’s articles or certificate of incorporation, by-laws, or generally applicable stockholders’ agreements.

The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop-transfer orders to transfer agents and registrars.

TAX WITHHOLDING	The participant must satisfy all applicable Federal, state, and local income and employment tax withholding requirements before the Company will deliver stock certificates or otherwise recognize ownership or nonforfeitability under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company does not or cannot withhold from other compensation, the participant must pay the Company, with a cashier’s check or certified check, the full amounts required for withholding. Payment of withholding obligations is due at the same time as is payment of the Exercise Price or lapse of restrictions, as applicable. If the Administrator so determines, the participant may instead satisfy the withholding obligations (i) by directing the Company to retain shares from the Option exercise or release of the Award, (ii) by tendering previously owned shares, (iii) by attesting to his ownership of shares (with the distribution of net shares), or (iv) by having a broker tender to the Company cash equal to the withholding taxes, subject, in each of the first three clauses, to a withholding of no more than the minimum applicable tax withholding rate.

TRANSFERS, ASSIGNMENTS OR PLEDGES	Unless the Administrator otherwise approves in advance in writing or as set forth below, an Award may not be assigned, pledged, or otherwise transferred in any way, whether by operation of law or otherwise or through any legal or equitable proceedings (including bankruptcy), by the participant to any person, except by will or by operation of applicable laws of descent and distribution. If necessary to comply with Rule 16b-3 under the Exchange Act, the participant may not transfer or pledge shares of Common Stock acquired under an Award until at least six months have elapsed from (but excluding) the Date of Grant, unless the Administrator approves otherwise in advance in writing. The Administrator may, in its discretion, expressly provide that a participant may transfer his Award, without receiving consideration, to (i) members of the optionee’s immediate family (children, grandchildren, or spouse), (ii) trusts for the benefit of such family members, or (iii) partnerships whose only partners are such family members.

AMENDMENT OR TERMINATION OF PLAN AND OPTIONS	The Board may amend, suspend, or terminate the Plan at any time, without the consent of the participants or their beneficiaries; provided, however, that no amendment will deprive any participant or beneficiary of any previously declared Award. Except as required by law or by the CORPORATE CHANGES section, the

Administrator may not, without the participant’s or beneficiary’s consent, modify the terms and conditions of an Award so as to adversely affect the participant. No amendment, suspension, or termination of the Plan will, without the participant’s or beneficiary’s consent, terminate or adversely affect any right or obligations under any outstanding Awards.

PRIVILEGES OF STOCK OWNERSHIP	No participant and no beneficiary or other person claiming under or through such participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Award except as to such shares of Common Stock, if any, that have been issued to such participant.

EFFECT ON OUTSTANDING OPTIONS	All options outstanding under the 1987 Plan will remain subject to the terms of the 1987 Plan before its amendment into this Plan; provided, however, that limitations imposed on such options by Rule 16b-3 will continue to apply only to the extent Rule 16b-3 so requires.

EFFECT ON OTHER PLANS	Whether receiving or exercising an Award causes the participant to accrue or receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.

LIMITATIONS ON LIABILITY	Notwithstanding any other provisions of the Plan, no individual acting as a director, employee, or agent of the Company shall be liable to any participant, former participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each director, employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

NO EMPLOYMENT CONTRACT	Nothing contained in this Plan constitutes an employment contract between the Company and the participants. The Plan does not give the participants any right to be retained in the Company’s employ, nor does it enlarge or diminish the Company’s right to terminate the participant’s employment.

APPLICABLE LAW	The laws of the State of Delaware (other than its choice of law provisions) govern this Plan and its interpretation.

DURATION OF PLAN	Unless the Board extends the Plan’s term, the Administrator may not grant Awards after May 4, 2008. The Plan will then terminate but will continue to govern unexercised and unexpired Awards.

CODE SECTION 409A REQUIREMENTS	Notwithstanding anything to the contrary in this Plan or any Award agreement, these provisions shall apply to any payments and benefits otherwise payable to or provided to a participant under this Plan and any Award. For purposes of Code Section 409A, each “payment” (as defined by Code Section 409A) made under this Plan or an Award shall be considered a “separate payment.” In addition, for purposes of Code Section 409A, payments shall be deemed exempt from the definition of deferred compensation under Code Section 409A to the fullest extent possible under (i) the “short-term deferral” exemption of Treasury Regulation § 1.409A-1(b)(4), and (ii) (with respect to amounts paid as separation pay no later than the second calendar year following the calendar year containing the participant’s “separation from service” (as defined for purposes of Code Section 409A)) the “two years/two-times” separation pay exemption of Treasury Regulation § 1.409A-1(b)(9)(iii), which are hereby incorporated by reference.

If the participant is a “specified employee” as defined in Code Section 409A (and as applied according to procedures of the Company and its affiliates) as of his separation from service, to the extent any payment under this Plan or an Award constitutes deferred compensation (after taking into account any applicable exemptions from Code Section 409A), and to the extent required by Code Section 409A, no payments due under this Plan or an Award may be made until the earlier of: (i) the first day of the seventh month following the participant’s separation from service, or (ii) the participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the participant’s separation from service. If this Plan or any Award fails to meet the requirements of Code Section 409A, neither the Company nor any of its affiliates shall have any liability for any tax, penalty or interest imposed on the participant by Code Section 409A, and the participant shall have no recourse against the Company or any of its affiliates for payment of any such tax, penalty or interest imposed by Code Section 409A.